EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Coates International, Ltd. (the “Company”) on Form 10-Q for the quarter ended March 31, 2012  (the “Form 10-Q”), I, Barry C. Kaye, Treasurer, Chief Financial Officer and Principal Financial Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, the Company’s Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2012	By:	/s/ Barry C. Kaye
Barry C. Kaye
Treasurer, Chief Financial Officer
and Principal Financial Officer